UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices) (Zip Code)

(614) 864-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

Amendment to Supplemental Benefit Plan Trust

R.G. Barry Corporation (the “Company”) amended and restated its Supplemental Benefit Plans Trust dated September 1, 1995 (the “Original Trust Agreement”) through the adoption of an Amended and Restated Rabbi Trust Agreement dated as of August 16, 2012 (the “Amended Trust”). Under the Original Trust Agreement, in the event of a “change of control” of the Company, as defined in the Original Trust Agreement, the Company was required to fully fund, to the extent not then funded, certain nonqualified deferred compensation plans of the Company (the “Plans”). All of the Plans are currently frozen. The Amended Trust, which was executed by the Company on August 23, 2012, continues this same funding requirement.

The principal change to the Original Trust Agreement that is reflected in the Amended Trust is a change in the trustee. The new trustee is The Huntington National Bank as successor trustee.

The Amended Trust also makes changes to the Original Trust Agreement to reflect the passage of time and changes in applicable law since the adoption of the Original Trust Agreement. The Amended Trust eliminates an exception to the trust’s definition of a change of control for an acquisition of shares of the Company by a participant in one of the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

August 24, 2012	By:	/s/ Jose G. Ibarra
Jose G. Ibarra
Sr. Vice President-Finance & CFO

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